Exhibit 99.1

SMSC Reports Fourth Quarter and Full Fiscal Year 2012 Financial Results

Hauppauge, N.Y. – April 10, 2012 – SMSC (NASDAQ: SMSC) today announced financial results for its fourth quarter and full fiscal year 2012, ended February 29, 2012.

Highlights:
•	Record annual revenue of $412.1 million,
•	Double digit year-over-year growth in sales of consumer electronics and automotive products,
•	Strong annual cash generation from operations of $55.1 million,
•	Share repurchases of $30 million in fiscal 2012,
•	Year-end cash and investments of $172.7 million.

Total revenue for the fourth quarter of fiscal 2012 was $89.9 million, a decrease of approximately 11 percent when compared to the same prior year period and a decrease of approximately 15 percent sequentially. Fourth quarter fiscal 2012 revenue included $7.0 million in sales related to the BridgeCo acquisition. Non-GAAP gross margin was 53.9 percent compared to 52.2 percent for the same prior year period and 52.7 percent in the third quarter of fiscal 2012. GAAP gross margin was 51.6 percent compared to 48.1 percent for the same prior year period and 50.1 percent in the third quarter of fiscal 2012. Non-GAAP net income was $1.1 million, or $0.05 per diluted share, compared to non-GAAP net income of $6.0 million, or $0.26 per diluted share for the same prior year period and $4.8 million, or $0.21 per diluted share in the third quarter of fiscal 2012. GAAP net loss for the fourth quarter of fiscal 2012 was $4.1 million, or $0.19 per diluted share, compared to GAAP net income of $1.7 million, or $0.07 per diluted share for the same prior year period and a GAAP net loss of $3.3 million, or $0.15 per diluted share in the third quarter of fiscal 2012.

Total revenue for fiscal year 2012 was $412.1 million, an increase of approximately 1 percent when compared to the same prior year period. Non-GAAP gross margin was 54.4 percent compared to 55.1 percent for the same prior year period. GAAP gross margin was 52.3 percent compared to 52.5 percent for the same prior year period. Non-GAAP net income was $25.3 million, or $1.09 per diluted share, compared to non-GAAP net income of $37.2 million, or $1.61 per diluted share for the same prior year period. GAAP net income was $10.7 million, or $0.46 per diluted share, compared to $10.6 million, or $0.46 per diluted share for the same prior year period.

"Revenue in SMSC's fiscal 2012 reached a record level despite a difficult economy, with sales from our Consumer Electronics and Automotive markets generating double digit annual growth," said Christine King, President and Chief Executive Officer of SMSC. "The fourth quarter sequential revenue decline of 15 percent was driven by normal year-end seasonality and a weak demand environment. On a non-GAAP basis, gross margin was roughly in line with expectations and operating expenses were lower than anticipated as we continued to focus on our cost structure. Finally, we delivered non-GAAP earnings per share of $0.05, exceeding guidance, mainly driven by a lower than expected effective tax rate."

Ms. King continued, "As we enter the new fiscal year, orders are improving and we expect strong sequential revenue growth in all of our vertical markets."

Business Outlook
Looking ahead to the first quarter of fiscal 2013, the Company expects:

•	Revenue in the range of $98 to $102 million,
•	Non-GAAP gross margin to be approximately 55 percent,
•	Non-GAAP operating expenses to be up 3 to 4 percent sequentially,
•	The non-GAAP effective tax rate is estimated to be approximately 25 percent to 30 percent,
•	Non-GAAP earnings per diluted share in the range of $0.29 to $0.38.

The unaudited non-GAAP financial measures in this release, including the business outlook, exclude charges and credits for stock appreciation rights (SARs), restricted stock units and stock options associated with the accounting pursuant to FASB ASC 718, the amortization of acquired intangible assets, restructuring charges, executive transition costs, gains and losses on equity investments, costs associated with business acquisition related activities including transaction costs, an acquisition termination fee gain, inventory write-up and write-off’s on acquisitions, the revaluation of contingent consideration, compensation expense on acquisitions, impairment losses, transaction costs related to the sale of our corporate headquarters and the gain on release of a claim liability.

Conference Call and Webcast Information
Christine King, President and Chief Executive Officer of SMSC, will host a conference call and webcast on April 10, 2012 at 5:00 PM ET, to discuss the Company’s fourth quarter fiscal 2012 financial results and its business outlook. The teleconference may be accessed by dialing 1-877-627-6544 in the U.S. or 1-719-325-4933 from outside of the U.S. The teleconference confirmation code is 8054366. A replay of the call will also be available from April 10 through April 17, 2012. The replay dial-in number is 888-203-1112 in the U.S. or 719-457-0820 for international callers. The replay passcode is 8054366. A webcast, along with presentation materials, will be accessible via the investor relations section of SMSC’s website at www.smsc.com.

Use of Non-GAAP Financial Information
Included within the press release are non-GAAP financial measures that supplement the Company’s Condensed Consolidated Income Statements prepared under generally accepted accounting principles (GAAP). These non-GAAP financial measures adjust the Company's actual results prepared under GAAP to exclude certain charges. In the schedules attached to this press release, the non-GAAP measures have been reconciled to and should be considered together with the Condensed Consolidated Statements of Operations.

These non-GAAP measures are not meant as a substitute for GAAP, but are included solely for informational and comparative purposes. The Company's management believes that this information assists in evaluating operational trends, financial performance, and cash generating capacity. Management believes these non-GAAP measures allow investors to evaluate SMSC’s financial performance using some of the same measures as management. However, the non-GAAP financial measures should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures. SMSC also presents unaudited non-GAAP supplemental vertical market information to provide additional insight into underlying operating performance on a comparable basis. Guidance is presented on a non-GAAP basis only, given that the GAAP basis charges for equity-based compensation related to SARs cannot be projected reasonably.

Forward Looking Statements
Except for historical information contained herein, the matters discussed in this announcement are forward-looking statements about expected future events and financial and operating results that involve risks and uncertainties. These uncertainties may cause our actual future results to be materially different from those discussed in forward-looking statements. Our risks and uncertainties include the timely development and market acceptance of new products; the impact of competitive products and pricing; our ability to procure capacity from our suppliers and the timely performance of their obligations, commodity prices, interest rates and foreign exchange, potential investment losses as a result of liquidity conditions, the effects of changing economic and political conditions in the market domestically and internationally and on our customers; our ability to realize the expected benefits of acquisitions; our relationships with and dependence on customers and growth rates in the personal computer, consumer electronics, embedded and automotive markets and within our sales channel; changes in customer order patterns, including order cancellations or reduced bookings; the effects of tariff, import and currency regulation; potential or actual litigation; and excess or obsolete inventory and variations in inventory valuation, among others. In addition, SMSC competes in the semiconductor industry, which has historically been characterized by intense competition, rapid technological change, cyclical market patterns, price erosion and periods of mismatched supply and demand.

Our forward looking statements are qualified in their entirety by the inherent risks and uncertainties surrounding future expectations and may not reflect the potential impact of any future acquisitions, mergers or divestitures. All forward-looking statements speak only as of the date hereof and are based upon the information available to SMSC at this time. Such statements are subject to change, and the Company does not undertake to update such statements, except to the extent required under applicable law and regulation. These and other risks and uncertainties, including potential liability resulting from pending or future litigation, are detailed from time to time in the Company's reports filed with the SEC. Investors are advised to read the Company's Annual Report on Form 10-K and quarterly reports on Form 10-Q filed with the Securities and Exchange Commission, particularly those sections entitled “Other Factors That May Affect Future Operating Results” or “Risk Factors” for a more complete discussion of these and other risks and uncertainties.

About SMSC
SMSC is a leading developer of Smart Mixed-Signal Connectivity™ solutions. SMSC employs a unique systems level approach that incorporates a broad set of technologies and intellectual property to deliver differentiating products to its customers. The company is focused on delivering connectivity solutions that enable the proliferation of data in automobiles, consumer devices, PCs and other applications. SMSC’s feature-rich products drive a number of industry standards and include USB, MOST® automotive networking, Kleer® and JukeBlox® wireless audio, embedded system control and analog solutions, including thermal management and RightTouch® capacitive sensing. SMSC is headquartered in New York and has offices and research facilities in North America, Asia, Europe and India. Additional information is available at www.smsc.com.

SMSC, MOST, Kleer and JukeBlox are registered trademarks and Smart Mixed-Signal Connectivity, TrueAuto and RightTouch are trademarks of Standard Microsystems Corporation.

Contact
Carolynne Borders
Vice President, Corporate Communications & Investor Relations
Phone: 631-435-6626
carolynne.borders@smsc.com

STANDARD MICROSYSTEMS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	February 29 and 28,		February 29 and 28,

	2012	2011	2012	2011

Sales and revenues	$89,867	$101,211	$412,104	$409,479
Costs of goods sold	43,500	52,526	196,446	194,585

Gross profit on sales and revenues	46,367	48,685	215,658	214,894

Costs and expenses:
Research and development	25,896	23,894	100,349	96,370
Selling, general and administrative	21,437	26,237	86,707	100,661
Acquisition termination fee gain	-	(7,700)	-	(7,700)
Restructuring charges	1,267	3,689	1,973	4,703
Impact of revaluation of contingent consideration	126	(3,580)	(1,365)	(4,206)
Gain on equity investment (Canesta)	-	(71)	-	(320)
Impairment loss on equity investment (Symwave)	-	-	-	3,208
Impairment loss on intangible assets (Symwave)	-	3,531	-	3,531
(Loss) income from operations	(2,359)	2,685	27,994	18,647

Interest income	51	100	301	659
Interest expense	(46)	(38)	(155)	(153)
Other income (expense), net	511	228	86	(248)

(Loss) income before provision for income taxes	(1,843)	2,975	28,226	18,905

Provision for income taxes	2,288	1,303	17,564	8,278

Net (loss) income	$(4,131)	$1,672	$10,662	$10,627

Net (loss) income per share:
Basic	$(0.19)	$0.07	$0.47	$0.47

Diluted	$(0.19)	$0.07	$0.46	$0.46

Weighted average common shares outstanding:
Basic	22,199	22,897	22,695	22,667
Diluted	22,199	23,158	23,203	23,108

STANDARD MICROSYSTEMS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(in thousands)

	February 29,	February 28,
	2012	2011
Assets
Current assets:
Cash and cash equivalents	$147,054	$170,387
Accounts receivable, net	50,986	64,714
Inventories	36,622	47,232
Deferred income taxes	15,773	31,156
Other current assets	15,010	8,047

Total current assets	265,445	321,536

Property, plant and equipment, net	64,423	67,382
Goodwill	114,433	77,273
Intangible assets, net	30,587	31,745
Long-term investments	25,680	29,490
Investments in equity securities	2,042	2,042
Deferred income taxes	7,781	6,074
Other assets	3,595	3,550

Total assets	$513,986	$539,092

Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$18,677	$27,171
Deferred income on shipments to distributors	18,449	16,167
Accrued expenses, income taxes and other current liabilities	61,492	72,459

Total current liabilities	98,618	115,797

Deferred income taxes	-	4,519
Other liabilities	21,001	21,869

Shareholders' equity:
Preferred stock	-	-
Common stock	2,813	2,749
Additional paid-in capital	380,501	359,790
Retained earnings	137,953	127,291
Treasury stock, at cost	(132,384)	(101,411)
Accumulated other comprehensive income	5,484	8,488

Total shareholders' equity	394,367	396,907

Total liabilities and shareholders' equity	$513,986	$539,092

STANDARD MICROSYSTEMS CORPORATION AND SUBSIDIARIES
Supplemental Reconciliation of GAAP Results to Non-GAAP Financial Measures
(in thousands, except per share amounts)

	Three Months Ended February 29 and 28,
	2012	2011
Gross profit – GAAP basis	$46,367	$48,685
Stock-based compensation (a)	273	290
Amortization of intangible assets	1,762	1,545
Impact of inventory write-up on acquisitions	-	65
Impact of inventory write-off (Symwave)	-	2,234
Gross profit– non-GAAP basis	$48,402	$52,819

(Loss) income from operations – GAAP basis	$(2,359)	$2,685

Non-GAAP adjustments:
Stock-based compensation included in: (a)
Costs of goods sold	273	290
Research and development	830	701
Selling, general and administrative	1,841	1,300
Stock-based compensation total	2,944	2,291

Amortization of intangible assets included in:
Costs of goods sold	1,762	1,545
Selling, general and administrative	791	837
Amortization of intangible assets total	2,553	2,382

Restructuring charges	1,286	3,689
Release of claim liability	2	-
Executive transition costs	-	491
Gain on equity investment (Canesta)	-	(71)
Acquisition termination fee gain	-	(7,700)
Transaction costs - mergers and acquisitions	-	3,371
Impact of inventory write-up on acquisition	-	65
Impact of inventory write-off on acquisition (Symwave)	-	2,234
Impact of revaluation of contingent consideration	126	(3,580)
Impairment loss on intangible assets (Symwave)	-	3,531
Transaction costs - building sale	57	-
Compensation expense on acquisitions	792	-
Income from operations – non-GAAP basis	$5,401	$9,388

Net (loss) income – GAAP basis	$(4,131)	$1,672
Non-GAAP adjustments (as scheduled above)	7,760	6,703
Tax effect of non-GAAP adjustments	(2,520)	(2,344)
Net income – non-GAAP basis	$1,109	$6,031

GAAP net (loss) income per share – diluted	$(0.19)	$0.07
Non-GAAP income per share – diluted (b)	$0.05	$0.26

Management believes that non-GAAP financial measures assist it in evaluating operational trends, financial performance, and cash generating capacity, and that these non-GAAP measures allow investors to evaluate SMSC's financial performance using some of the same measures as management. However, the non-GAAP financial measures should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures.

(a) To eliminate compensation expense for Stock Appreciation Rights (“SARs”), restricted stock units and stock options as recorded under GAAP applicable in each period presented. Cash paid in connection with exercises of SARs totaled $1.0 million and $1.2 million in the three month periods ended February 29, 2012 and February 28, 2011, respectively.  The Company does not include charges related to restricted stock awards in these non-GAAP adjustments, as they were issued primarily in connection with the Company’s prior annual employee incentive compensation program.

(b) The weighted average diluted common shares outstanding for purposes of computing non-GAAP diluted income per share is 22,834 and 23,158 thousand shares, which includes 635 and 261 thousand common share equivalents due to the dilutive effect of stock options and restricted stock units, for the three month periods ended February 29, 2012 and February 28, 2011, respectively. The effect of stock options and restricted stock units is not considered when computing GAAP diluted loss per share because their effects are antidilutive.

STANDARD MICROSYSTEMS CORPORATION AND SUBSIDIARIES
Supplemental Reconciliation of GAAP Results to Non-GAAP Financial Measures
(in thousands, except per share amounts)

	Twelve Months Ended February 29 and 28,
	2012	2011
Gross profit – GAAP basis	$215,658	$214,894
Stock-based compensation (a)	616	2,561
Amortization of intangible assets	6,984	5,431
Impact of inventory write-up on acquisitions	369	368
Impact of inventory write-off on acquisition (Symwave)	588	2,234
Gross profit– non-GAAP basis	$224,215	$225,488

Income from operations – GAAP basis	$27,994	$18,647

Non-GAAP adjustments:
Stock-based compensation included in: (a)
Costs of goods sold	616	2,561
Research and development	2,476	6,748
Selling, general and administrative	4,882	14,074
Stock-based compensation total	7,974	23,383

Amortization of intangible assets included in:
Costs of goods sold	6,984	5,431
Selling, general and administrative	3,284	3,034
Amortization of intangible assets total	10,268	8,465

Restructuring charges	1,992	4,703
Release of claim liability	(549)	-
Executive transition costs	-	920
Gain on equity investment (Canesta)	-	(320)
Impairment loss on equity investment (Symwave)	-	3,208
Acquisition termination fee gain	-	(7,700)
Transaction costs - mergers and acquisitions	443	4,203
Impact of inventory write-up on acquisition	369	368
Impact of inventory write-off on acquisition (Symwave)	588	2,234
Impact of revaluation of contingent consideration	(1,365)	(4,206)
Impairment loss on intangible assets (Symwave)	-	3,531
Transaction costs - building sale	131	-
Compensation expense on acquisitions	1,595	310
Income from operations – non-GAAP basis	$49,440	$57,746

Net income – GAAP basis	$10,662	$10,627
Non-GAAP adjustments (as scheduled above)	21,446	39,099
Tax effect of non-GAAP adjustments	(6,817)	(12,548)
Net income – non-GAAP basis	$25,291	$37,178

GAAP net income per share – diluted	$0.46	$0.46
Non-GAAP income per share – diluted (b)	$1.09	$1.61

Management believes that non-GAAP financial measures assist it in evaluating operational trends, financial performance, and cash generating capacity, and that these non-GAAP measures allow investors to evaluate SMSC's financial performance using some of the same measures as management. However, the non-GAAP financial measures should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures.

(a) To eliminate compensation expense for Stock Appreciation Rights (“SARs”), restricted stock units and stock options as recorded under GAAP applicable in each period presented. Cash paid in connection with exercises of SARs totaled $2.3 million in the twelve month periods ended February 29, 2012 and February 28, 2011.  The Company does not include charges related to restricted stock awards in these non-GAAP adjustments, as they were issued primarily in connection with the Company’s prior annual employee incentive compensation program.

(b) The weighted average diluted common shares outstanding for purposes of computing non-GAAP diluted income per share is 23,203 and 23,108 thousand shares, which includes 509 and 441 thousand common share equivalents due to the dilutive effect of stock options and restricted stock units, for the twelve month periods ended February 29, 2012 and February 28, 2011, respectively. The effect of stock options and restricted stock units is not considered when computing GAAP diluted loss per share because their effects are antidilutive.